Exhibit 99.1

Mesa Labs Reports Fourth Quarter and Full Fiscal Year Results

Lakewood, Colorado, June 1, 2021 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today announced results for the fourth quarter (“4Q21”) and full year ended March 31, 2021 (“FY21”).

Financial highlights for the quarter and year ended March 31, 2021 as compared to last year:

●	Revenues increased 11% and 14%, respectively
●	Operating income increased 318% and 56%, respectively
●	Non-GAAP adjusted operating income[1] excluding unusual items increased 14% and 12%, respectively

Financial Results (amounts in thousands, except per share data)

In comparison to the same quarter in the prior year, 4Q21 revenues increased 11% to $37,964, operating income increased 318% to $4,296 and net income was $3,920, an increase of 353% or $0.74 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 4Q21 and the fourth quarter of the previous year (“4Q20”) was impacted by unusual items totaling $408 and $1,973 respectively.

For FY21, in comparison to the prior year, revenues increased 14% to $133,937, operating income increased 56% to $12,358, and net income was $3,274, an increase of 84% or $0.64 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for FY21 and FY20 was impacted by unusual items totaling $3,399 and $10,649, respectively.

Total revenues for 4Q21, excluding the Cold Chain Packaging division (which we exited during 3Q20) increased 11% while organic revenues also increased 11% as compared to the prior year. Total revenues also increased 11% sequentially as compared to 3Q21. Total revenues, excluding the Cold Chain Packaging Division increased 16% for the year ended March 31, 2021 while organic revenues increased 1% year over year.

On a non-GAAP basis, in comparison to the same quarter in the prior year, 4Q21 adjusted operating income (“AOI”) increased 75% to $10,496 or $1.98 per diluted share of common stock. In comparison to the prior year, AOI for FY21 increased 48% to $36,139 or $7.05 per diluted share of common stock. As detailed in the Unusual Items table below, AOI for both 4Q21 and FY21 was impacted by unusual items totaling $408 and $2,114, respectively, while AOI for 4Q20 and FY20 was impacted by unusual items totaling $3,567 and $9,901, respectively. Excluding the unusual items for all periods in both years, AOI would have increased 14% to $10,904 and 12% to $38,253 for 4Q21 and FY21, respectively.

Division Performance

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Sterilization and Disinfection Control (41% of revenues in 4Q21) delivered strong results in the quarter with organic revenues growth of 11% versus prior year. We believe we have lapped the earlier effects of COVID-19 related advanced ordering and the subsequent lessening in orders and have returned to more typical pacing in our biopharmaceutical and medical device verticals. We also see our healthcare and dental verticals recovering some momentum. Driven primarily by the strengthening Euro and increases in volumes, quarter over quarter gross profit percentage increased 70 bps to 76%. For the full year, organic revenues growth was strong at 7% and gross profit percentage improved 300 bps to 75%, driven by the strength in the Euro, volume growth, and operational efficiencies.

●

Biopharmaceutical Development (27% of revenues in 4Q21) showed continued topline momentum with 23% organic revenues growth versus prior year with strength in peptide synthesis and immunoassay consumables. While the compare benefitted from COVID-19 headwinds in FY20, the division also grew 16% sequentially. Gross profit percentage for the quarter was 57% and was significantly impacted by the strengthening of the SEK against the U.S. dollar, changes in our estimates on overhead rates related to inventory capitalization and charges associated with obsolete inventory. Assuming a SEK conversion rate constant with that experienced in 4Q20 and the elimination of the change in estimates and charges described above, gross profit percentage for 4Q21 would have been in the low 60’s. For the organic period of ownership, the five months from November to March, growth was 19% versus the same period in the prior year. Full year gross profit percentage was 62% with the headwinds described above beginning primarily in 3Q21. We are pleased with the BPD division’s momentum and while we don’t expect to sustain this rate of growth throughout our fiscal year ending March 31, 2022 (“FY22”), we do expect to continue growth at or above 10%.

●

Instruments (21% of revenues in 4Q21) disappointed in the quarter with an organic revenues decline of 13% versus prior year driven by the slower rate of recovery across industrial end markets. Gross profit percentage in the quarter was 64%, a decline of 190 bps versus 4Q20 and 62% for FY21, a decline of 170 bps versus FY20. Gross profit percentage contraction for both the quarter and year was primarily the result of lower volumes compared to previous periods. Full year organic revenues declined 15% versus the prior year primarily from the COVID-19 impact on our customers. With corporate sentiment improving, we anticipate that growth will resume at some point during FY22.

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Continuous Monitoring (11% of revenues in 4Q21) had a very strong quarter with 57% topline growth at a 45% gross profit percentage. While the comparison benefitted from a weak 4Q20 related to COVID-19, we did sequentially increase revenues 23% and gross profit percentage by 140 bps. For the year, organic revenues growth was 5% driven primarily by 4th quarter outperformance. Gross profit percentage for the year increased 830 bps driven by better discounting controls, mix changes, increased revenues and improved efficiencies.

Executive Commentary

“The COVID-19 pandemic presented challenges throughout the year for our commercial engagement, operations, and service teams. I am proud of the Mesa response as we effectively protected the health of our team, customers, and partners. We are also pleased with our contribution to the broader healthcare system’s efforts to mitigate the worst health impacts of the pandemic” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Revenue performance showed the strength of The Mesa Way operating model in driving organic growth despite COVID-19 headwinds throughout the year. In the fourth quarter, organic growth of 11% brought full year organic growth to 1%. Our marketing team innovated digital channels by initiating new customer relationships and reintroducing existing products to customers unfamiliar with them. Our sales teams expanded our low/no physical presence selling model effectively which we believe will add efficiency and strength to our sales model moving forward,” added Mr. Owens.

“Additionally, The Mesa Way helped us to expand gross profit percentage and AOI even when adding back the non-cash purchase accounting related costs associated with the acquisition of GPT, now the Biopharmaceutical Development division. Excluding unusual items, AOI increased by 12% compared to FY20 even as we deepened our investment in sales and marketing during the year, which expanded by 280 bps as a percentage of revenue” Mr. Owens continued.

“We enter FY22 with optimism that the worst of the pandemic will soon be behind us in much of the world. At the same time our hearts go out to those who are still severely impacted. Throughout the year, we will remain vigilant and prioritize our team and community safety while striving to be ever more effective in supporting our critical customers as they work toward the ultimate goal of suppressing the pandemic. The pandemic has confirmed the power of our long-term strategy, sharp focus on customers, and dedication to developing the best team. With a solid financial position and receding headwinds in many markets we are ready to further expand our business both organically and inorganically,” concluded Mr. Owens.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth in the table below, along with additional information regarding their use.

Financial Summary (Unaudited except for the information as of and for the years ended March 31, 2021 and 2020)

Consolidated Condensed Statements of Operations

(Amounts in thousands, except per share data)	Quarter Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
Revenues	$37,964	$34,208	$133,937	$117,687
Cost of revenues	13,228	15,439	46,923	52,325
Gross profit	24,736	18,769	87,014	65,362
Operating expenses	20,440	17,742	74,656	57,439
Operating income	4,296	1,027	12,358	7,923
Nonoperating (income) expense, net	(596)	1,287	10,055	4,061
Earnings (loss) before income taxes	4,892	(260)	2,303	3,862
Income tax (benefit) expense	972	1,292	(971)	2,084
Net income (loss)	$3,920	$(1,552)	$3,274	$1,778

Earnings (loss) per share (basic)	$0.76	$(0.35)	$0.66	$0.42
Earnings (loss) per share (diluted)	0.74	(0.34)	0.64	0.41

Weighted average common shares outstanding:
Basic	5,135	4,377	4,975	4,200
Diluted	5,302	4,543	5,124	4,371

Consolidated Condensed Balance Sheets

(Amounts in thousands)	March 31, 2021	March 31, 2020
Cash and cash equivalents	$263,865	$81,380
Other current assets	39,144	41,412
Total current assets	303,009	122,792
Property, plant and equipment, net	21,998	22,066
Other assets	275,144	275,348
Total assets	$600,151	$420,206

Liabilities	$193,924	$200,193
Stockholders’ equity	406,227	220,013
Total liabilities and stockholders’ equity	$600,151	$420,206

Reconciliation of Non-GAAP Measures
(Unaudited)

(Amounts in thousands, except per share data)	Quarter Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
Operating income (GAAP)	$4,296	$1,027	$12,358	$7,923
Amortization of intangible assets	3,819	4,742	14,513	10,637
Stock-based compensation expense	2,381	215	9,268	5,525
Impairment loss on goodwill and long-lived assets	--	--	--	276
Adjusted operating income (non-GAAP)	$10,496	$5,984	$36,139	$24,361

Adjusted operating income per share (basic)	$2.04	$1.37	$7.26	$5.80
Adjusted operating income per share (diluted)	1.98	1.32	7.05	5.57

Weighted average common shares outstanding:
Basic	5,135	4,377	4,975	4,200
Diluted	5,302	4,543	5,124	4,371

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income have been impacted by various unusual items during the quarters and years ended March 31, 2021 and 2020. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Quarter Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
Operating income (loss) (GAAP)	$4,296	$1,027	$12,358	$7,923

Unusual items – before tax
GPT acquisition/integration costs	$275	$199	$1,962	$1,399
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	--	3,368	(436)	8,502
Non-cash stock compensation expense true-up	--	(1,594)	1,629	472
Non-cash impairment of goodwill and long-lived assets – Packaging division	--	--	--	276
Business consolidation costs	133	--	588	--
Non-cash true up of cost of revenues related to adjustment of the value of intangible assets related to purchase accounting	--	--	178	--
Non-cash true up of administrative expenses related to adjustment of the value of intangible assets related to purchase accounting	--	--	(522)	--
Total Impact of unusual items on operating income – before tax	408	1,973	3,399	10,649

Operating income excluding unusual items	$4,704	$3,000	$15,757	$18,572

Impact of unusual items on adjusted operating income	Quarter Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
Adjusted operating income (non-GAAP)	$10,496	$5,984	$36,139	$24,361

Unusual items – before tax
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	$--	$3,368	$(436)	$8,502
Business consolidation costs	133	--	588	--
GPT acquisition/integration costs	275	199	1,962	1,399
Total impact of unusual items on adjusted operating income – before tax	408	3,567	2,114	9,901

Adjusted operating income excluding unusual items	$10,904	$9,551	$38,253	$34,262

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. We believe that excluding these non-cash expenses provides the ability to better understand the operations of Mesa Labs.

We provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts and adjusted operating income excluding unusual items in order to provide meaningful supplemental information regarding our operational performance. Our management uses non-GAAP measures to evaluate the performance of our business and to compensate employees. This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both non-GAAP and GAAP results.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of operations. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and the myriad of its effects on our business including related decreases in customer demand and spending; our ability to successfully grow our business, including as a result of acquisitions; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; inability to consummate acquisitions at our historical rate and at appropriate prices, and to effectively integrate acquired businesses; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; and foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa Labs intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2021 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

About Mesa Laboratories, Inc.

Mesa Labs is a global leader in the design and manufacturing of critical quality control solutions for the pharmaceutical, healthcare, medical device, industrial safety, environmental, and food and beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Biopharmaceutical Development, Instruments and Continuous Monitoring) to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa Labs, please visit its website at www.mesalabs.com

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000